Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

AnaptysBio, Inc.:

We consent to the use of our report, dated February 12, 2016, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

February 12, 2016